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                                                                   EXHIBIT 23.02

            CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 6, 1996, relating to the financial statements of The McKinley Group, Inc., which do not appear in this Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.







/S/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
San Jose, California
May 15, 1997